                                                                      Exhibit 22


             (RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD)




                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         We consent to the use on the Form 10-K of PrimeEnergy Corporation of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.


                                             Very truly yours,

                                             /s/ Ryder Scott Company, L.P.
                                             RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 29, 2004